Exhibit 99.1

Red Cat Announces Key Leadership Transitions

Red Cat’s Current CFO Christian Ericson Promoted to COO; Christian Morrison Joins as CFO

SAN JUAN, Puerto Rico, Dec. 2, 2025 (GLOBE NEWSWIRE) – Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, today announced two strategic leadership transitions designed to strengthen operational execution and financial performance as the Company accelerates growth.

Christian Ericson, Red Cat’s current Chief Financial Officer (CFO), has been promoted to the new role of Chief Operating Officer (COO). Ericson joined Red Cat in March 2025 as Chief Financial Officer and has played a pivotal role in advancing Red Cat’s financial foundation and operational capabilities. In his new role, Ericson will oversee day-to-day operations, optimize supply chain and production processes, and drive strategic initiatives to enhance efficiency and profitability.

“Chris is an outstanding financial leader whose experience, strategic insight and track record of value creation will be instrumental in this new role of COO,” said Jeff Thompson, Chief Executive Officer of Red Cat Holdings. “His deep industry expertise will ensure we continue to execute with precision as demand for our drone systems grows.”

Ericson added: “I’m excited to take on this new role and work closely with our growing, talented team to deliver on Red Cat’s mission of providing cutting-edge technology to define the role of aerial intelligence. My focus will remain on operational excellence and customer success.”

Red Cat also announced the appointment of Christian Morrison as Chief Financial Officer (CFO). Morrison brings over 20 years of extensive experience in corporate finance through high-stakes financial milestones, including IPOs, M&A transactions, divestitures, strategic planning, and capital markets.

“I am thrilled to join Red Cat at this incredible moment of opportunity in an industry experiencing transformational shifts,” said Christian Morrison. “Red Cat is well-positioned to capitalize on significant opportunities in the drone industry, and I look forward to helping drive financial discipline and strategic growth initiatives that create value for our shareholders.”

Jeff Thompson, Chief Executive Officer, added: “Christian’s financial acumen and proven track record in scaling businesses will be invaluable as we strengthen our balance sheet and pursue growth opportunities globally that support our rapid business growth.”

Prior to joining Red Cat, Morrison held several key financial leadership positions. Mr. Morrison served as Vice President, Finance, and Interim Chief Financial Officer at Skullcandy, Inc. (ticker: SKUL) (2018-2025) where he played a pivotal role in the strategic transition from public to private governance. Prior to his time at Skullcandy, Morrison was a financial leader at Varex Imaging, Inc. (2016-2018) as Director of SEC Reporting and Technical Accounting where he was instrumental in the carve-out of Varex Imaging, Inc. as a separate public company from Varian Medical Systems Inc. Morrison’s experience also includes 7 years at Ernst and Young (2005 – 2010 and again from 2013-2014) in its Assurance Practice. In between roles at Earnest & Young, Mr. Morrison worked for Overstock.com as an SEC Reporting and Technical Accounting Manager (2010-2013). Mr. Morrison is a Certified Public Accountant, and holds a Bachelor of Science in Accountancy from Brigham Young University.

These leadership changes underscore Red Cat’s commitment to building a world-class executive team and delivering sustainable value to customers and shareholders. Both Ericson and Morrison will report to Thompson.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.

Safe Harbor Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Form 10-KT filed with the Securities and Exchange Commission on March 31, 2025. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Ankit Hira

Solebury Strategic Communications for Red Cat Holdings, Inc.

E-mail: RCAT@soleburystrat.com

Media Contact:

Peter Moran

Phone: (347) 880-2895

Email: peter@indicatemedia.com

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